EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2024 Third Quarter Results

Third Quarter 2024 Highlights:
•Net income available to common shareholders of $16.2 million, or $0.74 per diluted share
•Adjusted pre-tax, pre-provision earnings of $27.5 million
•Tangible book value per share increased to $24.90, compared to $23.36 at June 30, 2024
•Common equity tier 1 capital ratio improved to 9.00%, compared to 8.64% at June 30, 2024
•Net interest margin of 3.10%, compared to 3.12% in prior quarter
•Efficiency ratio of 62.8%, compared to 65.2% in prior quarter
Effingham, IL, October 24, 2024 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq: MSBI) (the “Company”) today reported net income available to common shareholders of $16.2 million, or $0.74 per diluted share, for the third quarter of 2024, compared to $4.5 million, or $0.20 per diluted share, for the second quarter of 2024. This also compares to net income available to common shareholders of $9.2 million, or $0.41 per diluted share, for the third quarter of 2023.
Provision expense was $5.0 million in the third quarter of 2024 compared to $16.8 million and $5.2 million in the second quarter of 2024 and the third quarter of 2023, respectively. The elevated provision expense in the second quarter of 2024 was primarily due to credit deterioration and servicing issues involving one of our fintech partners, LendingPoint, subsequent to their system conversion in late 2023.
Jeffrey G. Ludwig, President and Chief Executive Officer of the Company, said, “We executed well in the third quarter and delivered a higher level of profitability while making continued progress on our balance sheet management strategies, which resulted in further increases in all of our capital ratios, an increase in our tangible book value per share, and an increase in our level of liquidity with a reduction in our loan-to-deposit ratio. We continue to utilize the payoffs resulting from the intentional reduction of our equipment finance and consumer portfolios to fund high quality loans generated in our community bank and the purchase of investment securities. We are also seeing good results from the investments we have made in the business, such as increasing our presence and business development efforts in the St. Louis market, where our loan balances increased at an annualized rate of 12% during the third quarter, and growth in our Wealth Management revenues due to an increase in assets under administration, partially driven by the new wealth advisors we have added in recent quarters.
Improving our credit quality is a priority and we are taking proactive steps to resolve problem loans in order to reduce our level of non-performing and classified loans going forward. We continue to closely monitor the health of our borrowers and be conservative in downgrading loans where we see the potential for weakness. We also recently added a new Chief Credit Officer whose background and experience is consistent with our increased focus on in-market relationship lending in our community bank, which will continue to result in a higher quality, lower risk loan portfolio.

“While we will remain conservative in new loan production while economic conditions remain uncertain, we are well positioned to benefit from lower interest rates and we expect positive trends in our net interest margin and revenue generated from our Wealth Management business. While maintaining disciplined expense control, we are continuing to make investments in talent and technology that will further enhance our ability to increase our market share, add attractive new client relationships in our community bank, and generate profitable growth. With the stronger balance sheet we are building, including a Total Capital Ratio of approximately 14%, we believe we are well positioned to support the continued growth of our franchise as economic conditions improve in the future and create additional value for our shareholders in the process,” said Mr. Ludwig.
Balance Sheet Highlights
Total assets were $7.75 billion at September 30, 2024, compared to $7.76 billion at June 30, 2024, and $7.97 billion at September 30, 2023. At September 30, 2024, portfolio loans were $5.75 billion, compared to $5.85 billion at June 30, 2024, and $6.28 billion at September 30, 2023.
Loans
During the third quarter of 2024, outstanding loans declined by $103.2 million, or 1.8%, from June 30, 2024, as the Company continued to shrink its equipment financing and consumer loan portfolios, and focus on commercial loan opportunities in our community banking regions.
Equipment finance loan and lease balances decreased $30.0 million during the third quarter of 2024 as the Company continued to reduce its concentration of this product within the overall loan portfolio. Consumer loans decreased $82.8 million due to loan payoffs and a cessation in loans originated through GreenSky. Our Greensky-originated loan balances decreased $63.0 million during the third quarter to $475.3 million at September 30, 2024. In addition, as previously disclosed, during the fourth quarter of 2023, the Company ceased originating loans through LendingPoint. As of September 30, 2024, the Company had $96.5 million in loans that were originated through and serviced by LendingPoint. Equipment financing and consumer loans comprised 15.0% and 11.5%, respectively, of the loan portfolio at September 30, 2024, compared to 15.2% and 12.7%, respectively, at June 30, 2024.
Increases in commercial FHA warehouse lines and commercial real estate loans of $50.2 million and $89.0 million, respectively, were offset by decreases in all other loan categories.

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2024	2024	2024	2023	2023
Loan Portfolio
Commercial loans	$863,922	$939,458	$913,564	$951,387	$943,761
Equipment finance loans	442,552	461,409	494,068	531,143	578,931
Equipment finance leases	417,531	428,659	455,879	473,350	485,460
Commercial FHA warehouse lines	50,198	—	8,035	—	48,547
Total commercial loans and leases	1,774,203	1,829,526	1,871,546	1,955,880	2,056,699
Commercial real estate	2,510,472	2,421,505	2,397,113	2,406,845	2,412,164
Construction and land development	422,253	476,528	474,128	452,593	416,801
Residential real estate	378,657	378,393	378,583	380,583	375,211
Consumer	663,234	746,042	837,092	935,178	1,020,008
Total loans	$5,748,819	$5,851,994	$5,958,462	$6,131,079	$6,280,883

Loan Quality
Overall, credit quality metrics remained consistent this quarter compared to the second quarter of 2024, albeit, nonperforming loans were still at elevated levels. Non-performing loans increased $2.4 million to $114.6 million at September 30, 2024, compared to $112.1 million as of June 30, 2024. Substandard loans increased $32.0 million to $167.5 million at September 30, 2024, as compared to June 30, 2024, primarily due to two multi-family projects that were downgraded this past quarter.

	As of and for the Three Months Ended
(in thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023
Asset Quality
Loans 30-89 days past due	$55,329	$54,045	$58,854	$82,778	$46,608
Nonperforming loans	114,556	112,124	104,979	56,351	55,981
Nonperforming assets	126,771	123,774	116,721	67,701	58,677
Substandard loans	167,549	135,555	149,049	184,224	143,793
Net charge-offs	11,379	2,874	4,445	5,117	3,449
Loans 30-89 days past due to total loans	0.96%	0.92%	0.99%	1.35%	0.74%
Nonperforming loans to total loans	1.99%	1.92%	1.76%	0.92%	0.89%
Nonperforming assets to total assets	1.64%	1.60%	1.49%	0.86%	0.74%
Allowance for credit losses to total loans	1.49%	1.58%	1.31%	1.12%	1.06%
Allowance for credit losses to nonperforming loans	74.90%	82.22%	74.35%	121.56%	119.09%
Net charge-offs to average loans	0.78%	0.20%	0.30%	0.33%	0.22%
The allowance for credit losses on loans totaled $85.8 million at September 30, 2024, compared to $92.2 million at June 30, 2024, and $66.7 million at September 30, 2023. The allowance as a percentage of total loans was 1.49% at September 30, 2024, compared to 1.58% at June 30, 2024, and 1.06% at September 30, 2023.
Notably, the Company recognized provision expense of $14.0 million in the second quarter of 2024 related to the loans originated and serviced by LendingPoint, increasing the allowance to $14.6 million on this portfolio. Credit deterioration and servicing issues following their system conversion have resulted in increased losses within this portfolio. In the third quarter of 2024, loans totaling $6.2 million were charged off. At September 30, 2024, the Company had an allowance of $8.3 million on the $96.5 million of loans serviced by LendingPoint.
Deposits
Total deposits were $6.26 billion at September 30, 2024, compared with $6.12 billion at June 30, 2024. Noninterest-bearing deposits decreased $57.9 million to $1.05 billion at September 30, 2024, while interest-bearing deposits increased $196.7 million to $5.21 billion at September 30, 2024. Brokered time deposits increased $138.0 million to $269.4 million, and represented 4.31% of total deposits at September 30, 2024.

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2024	2024	2024	2023	2023
Deposit Portfolio
Noninterest-bearing demand	$1,050,617	$1,108,521	$1,212,382	$1,145,395	$1,154,515
Interest-bearing:
Checking	2,389,970	2,343,533	2,394,163	2,511,840	2,572,224
Money market	1,187,139	1,143,668	1,128,463	1,135,629	1,090,962
Savings	510,260	538,462	555,552	559,267	582,359
Time	849,413	852,415	845,190	862,865	885,858
Brokered time	269,437	131,424	188,234	94,533	119,084
Total deposits	$6,256,836	$6,118,023	$6,323,984	$6,309,529	$6,405,002
Results of Operations Highlights
Net Interest Income and Margin
During the third quarter of 2024, net interest income and net interest margin, on a tax-equivalent basis, were $55.2 million and 3.10%, respectively, compared to $55.2 million and 3.12%, respectively, in the second quarter of 2024. Net interest income and net interest margin, on a tax-equivalent basis, were $58.8 million and 3.20%, respectively, in the third quarter of 2023.
Average interest-earning assets for the third quarter of 2024 were $7.07 billion, compared to $7.13 billion for the second quarter of 2024. The yield on interest-earning assets increased 7 basis points to 5.91% compared to the second quarter of 2024. Interest-earning assets averaged $7.28 billion for the third quarter of 2023.
Average loans were $5.78 billion for the third quarter of 2024, compared to $5.92 billion for the second quarter of 2024 and $6.30 billion for the third quarter of 2023. The yield on loans was 6.15% for the third quarter of 2024, up from 6.03% for the second quarter of 2024 and 5.93% for the third quarter of 2023.
Investment securities averaged $1.16 billion for the third quarter of 2024, and yielded 4.71%, compared to an average balance and yield of $1.10 billion and 4.69%, respectively, for the second quarter of 2024. The Company purchased additional higher-yielding investments resulting in the increased average balance and yield. Investment securities averaged $863.0 million for the third quarter of 2023.
Average interest-bearing liabilities for the third quarter of 2024 were $5.76 billion, compared to $5.78 billion for the second quarter of 2024. The cost of funds increased 9 basis points to 3.45% compared to the second quarter of 2024. Interest-bearing liabilities averaged $5.92 billion for the third quarter of 2023.
Average interest-bearing deposits were $5.13 billion for the third quarter of 2024, compared to $5.10 billion for the second quarter of 2024, and $5.35 billion for the third quarter of 2023. Cost of interest-bearing deposits was 3.25% in the third quarter of 2024, which represented a 14 basis point increase from the second quarter of 2024, due to increased competition.

	For the Three Months Ended
(dollars in thousands)	September 30, 2024			June 30, 2024			September 30, 2023
Interest-earning assets	Average Balance	Interest & Fees	Yield/Rate	Average Balance	Interest & Fees	Yield/Rate	Average Balance	Interest & Fees	Yield/Rate
Cash and cash equivalents	$75,255	$1,031	5.45%	$65,250	$875	5.40%	$78,391	$1,036	5.24%
Investment securities(1)	1,162,751	13,752	4.71	1,098,452	12,805	4.69	862,998	7,822	3.60
Loans(1)(2)	5,783,408	89,344	6.15	5,915,523	88,738	6.03	6,297,568	94,118	5.93
Loans held for sale	7,505	124	6.57	4,910	84	6.84	6,078	104	6.80
Nonmarketable equity securities	41,137	788	7.62	44,216	963	8.76	39,347	710	7.16
Total interest-earning assets	7,070,056	105,039	5.91	7,128,351	103,465	5.84	7,284,382	103,790	5.65
Noninterest-earning assets	653,279			669,370			622,969
Total assets	$7,723,335			$7,797,721			$7,907,351

Interest-Bearing Liabilities
Interest-bearing deposits	$5,132,640	$41,970	3.25%	$5,101,365	$39,476	3.11%	$5,354,356	$37,769	2.80%
Short-term borrowings	53,577	602	4.47	30,449	308	4.07	20,127	14	0.28
FHLB advances & other borrowings	428,739	4,743	4.40	500,758	5,836	4.69	402,500	4,557	4.49
Subordinated debt	89,120	1,228	5.48	93,090	1,265	5.47	93,441	1,280	5.43
Trust preferred debentures	50,990	1,341	10.46	50,921	1,358	10.73	50,379	1,369	10.78
Total interest-bearing liabilities	5,755,066	49,884	3.45	5,776,583	48,243	3.36	5,920,803	44,989	3.01
Noninterest-bearing deposits	1,075,712			1,132,451			1,116,988
Other noninterest-bearing liabilities	97,235			104,841			97,935
Shareholders’ equity	795,322			783,846			771,625
Total liabilities and shareholder’s equity	$7,723,335			$7,797,721			$7,907,351

Net Interest Margin		$55,155	3.10%		$55,222	3.12%		$58,801	3.20%

Cost of Deposits			2.69%			2.55%			2.32%

(1)Interest income and average rates for tax-exempt loans and investment securities are presented on a tax-equivalent basis, assuming a federal income tax rate of 21%. Tax-equivalent adjustments totaled $0.2 million for each of the three months ended September 30, 2024, June 30, 2024 and September 30, 2023, respectively.
(2)Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
For the nine months ended September 30, 2024, net interest income, on a tax-equivalent basis, decreased to $166.5 million, with a tax-equivalent net interest margin of 3.13%, compared to net interest income, on a tax-equivalent basis, of $178.6 million, and a tax-equivalent net interest margin of 3.27% for the nine months ended September 30, 2023.
The yield on earning assets increased 34 basis points to 5.84% for the nine months ended September 30, 2024 compared to the prior year. However, the cost of interest-bearing liabilities increased at a faster rate during this period, increasing 57 basis points to 3.34% for the nine months ended September 30, 2024.

	For the Nine Months Ended
(dollars in thousands)	September 30, 2024			September 30, 2023
Interest-earning assets	Average Balance	Interest & Fees	Yield/Rate	Average Balance	Interest & Fees	Yield/Rate
Cash and cash equivalents	$69,960	$2,857	5.45%	$76,939	$2,868	4.98%
Investment securities(1)	1,083,597	37,265	4.59	844,946	21,103	3.33
Loans(1)(2)	5,903,216	267,570	6.05	6,324,578	274,005	5.79
Loans held for sale	5,281	263	6.65	3,900	179	6.14
Nonmarketable equity securities	40,429	2,438	8.06	44,034	2,104	6.39
Total interest-earning assets	7,102,483	310,393	5.84	7,294,397	300,259	5.50
Noninterest-earning assets	663,967			615,383
Total assets	$7,766,450			$7,909,780

Interest-Bearing Liabilities
Interest-bearing deposits	$5,142,979	$120,660	3.13%	$5,223,852	$97,791	2.50%
Short-term borrowings	49,750	1,746	4.69	26,865	53	0.26
FHLB advances & other borrowings	414,259	13,615	4.39	471,084	15,959	4.53
Subordinated debt	91,921	3,773	5.48	96,820	3,985	5.49
Trust preferred debentures	50,873	4,088	10.73	50,216	3,887	10.35
Total interest-bearing liabilities	5,749,782	143,882	3.34	5,868,837	121,675	2.77
Noninterest-bearing deposits	1,119,764			1,184,410
Other noninterest-bearing liabilities	107,192			84,650
Shareholders’ equity	789,712			771,883
Total liabilities and shareholders’ equity	$7,766,450			$7,909,780

Net Interest Margin		$166,511	3.13%		$178,584	3.27%

Cost of Deposits			2.57%			2.04%

(1)Interest income and average rates for tax-exempt loans and investment securities are presented on a tax-equivalent basis, assuming a federal income tax rate of 21%. Tax-equivalent adjustments totaled $0.6 million for each of the nine months ended September 30, 2024 and 2023, respectively.
(2)Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
Noninterest Income
Noninterest income was $19.3 million for the third quarter of 2024, compared to $17.7 million for the second quarter of 2024. Noninterest income for the second quarter of 2024 included a $0.2 million gain on the repurchase of subordinated debt, offset by $0.2 million of net losses on the sale of investment securities. The third quarter of 2023 included $5.0 million of losses on the sale of investment securities.

Excluding these transactions, noninterest income for the third quarter of 2024, the second quarter of 2024, and the third quarter of 2023 was $19.3 million, $17.6 million, and $16.5 million, respectively.

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(in thousands)	2024	2024	2023	2024	2023
Noninterest income
Wealth management revenue	$7,104	$6,801	$6,288	$21,037	$18,968
Service charges on deposit accounts	3,411	3,121	3,149	9,648	8,744
Interchange revenue	3,506	3,563	3,609	10,427	10,717
Residential mortgage banking revenue	697	557	507	1,781	1,452
Income on company-owned life insurance	1,982	1,925	918	5,708	2,685
Loss on sales of investment securities, net	(44)	(152)	(4,961)	(196)	(6,478)
Other income	2,683	1,841	2,035	9,777	9,989
Total noninterest income	$19,339	$17,656	$11,545	$58,182	$46,077

Wealth management revenue totaled $7.1 million in the third quarter of 2024, an increase of $0.3 million, or 4.5%, as compared to the second quarter of 2024, due to increases in assets under administration and estate fees. Assets under administration increased to $4.27 billion at September 30, 2024 from $4.00 billion at June 30, 2024, primarily due to improved sales activity. Assets under administration totaled $3.50 billion at September 30, 2023.
Income on company-owned life insurance income totaled $2.0 million, $1.9 million and $0.9 million for the third quarter of 2024, the second quarter of 2024, and the third quarter of 2023, respectively. The Company surrendered certain low-yielding life insurance policies and purchased additional policies in the third quarter of 2023, resulting in the increase in revenue.
Other income totaled $2.7 million in the third quarter of 2024 compared to $1.8 million in the second quarter of 2024. Income from the sale of SBA loans in the third quarter of 2024 of $0.2 million and losses from the disposition of repossessed leased assets in the second quarter of 2024 of $0.6 million resulted in the quarter over quarter increase in other income.
Noninterest Expense
Noninterest expense was $46.7 million in the third quarter of 2024, compared to $47.5 million in the second quarter of 2024 and $42.0 million in the third quarter of 2023. Noninterest expense for the second quarter of 2024 included $4.1 million of aggregate expenses related to OREO impairment and property taxes, and accruals related to various legal proceedings. Excluding these items, noninterest expense for the third quarter of 2024, the second quarter of 2024, and the third quarter of 2023 was $46.7 million, $43.4 million, and $42.0 million, respectively. Costs related to increased staffing levels, upgrades to our ATM fleet, and loan collection and OREO expenses drove the increase in noninterest expense in the third quarter of 2024 compared to the prior quarter.

The efficiency ratio improved to 62.76% for the quarter ended September 30, 2024, compared to 65.16% for the quarter ended June 30, 2024. The efficiency ratio for the third quarter of 2023 was 55.82%.

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(in thousands)	2024	2024	2023	2024	2023
Noninterest expense
Salaries and employee benefits	$24,382	$22,872	$22,307	$71,356	$69,407
Occupancy and equipment	4,393	3,964	3,730	12,499	12,052
Data processing	6,955	7,205	6,468	20,882	19,323
Professional services	1,744	2,243	1,554	6,242	4,977
Amortization of intangible assets	951	1,016	1,129	3,056	3,628
FDIC insurance	1,402	1,219	1,107	3,895	3,632
Other expense	6,906	8,960	5,743	21,149	16,395
Total noninterest expense	$46,733	$47,479	$42,038	$139,079	$129,414
Income Tax Expense
Income tax expense was $4.1 million for the third quarter of 2024, compared to $1.7 million for the second quarter of 2024 and $11.5 million for the third quarter of 2023. The resulting effective tax rates were 18.1%, 19.9% and 50.3%, respectively. Tax expense for the third quarter of 2023 included a $1.4 million return to provision adjustment and $4.5 million associated with the surrender of company-owned life insurance policies, as previously discussed.
Capital
At September 30, 2024, Midland States Bank and the Company exceeded all regulatory capital requirements under Basel III, and Midland States Bank met the qualifications to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	As of September 30, 2024
	Midland States Bank	Midland States Bancorp, Inc.	Minimum Regulatory Requirements (2)
Total capital to risk-weighted assets	13.34%	13.98%	10.50%
Tier 1 capital to risk-weighted assets	12.09%	11.65%	8.50%
Common equity Tier 1 capital to risk-weighted assets	12.09%	9.00%	7.00%
Tier 1 leverage ratio	10.47%	10.10%	4.00%
Tangible common equity to tangible assets (1)	N/A	7.03%	N/A
(1) A non-GAAP financial measure. Refer to page 16 for a reconciliation to the comparable GAAP financial measure.
(2) Includes the capital conservation buffer of 2.5%, as applicable.
The impact of rising interest rates on the Company’s investment portfolio and cash flow hedges resulted in an accumulated other comprehensive loss of $60.6 million at September 30, 2024, which reduced tangible book value by $2.84 per share.
Stock Repurchase Program
As previously disclosed, on December 5, 2023, the Company’s board of directors authorized a new share repurchase program, pursuant to which the Company is authorized to repurchase up to $25.0 million of common stock through December 31, 2024. During the third quarter of 2024, the Company repurchased

23,113 shares of its common stock at a weighted average price of $22.54 under its stock repurchase program.
About Midland States Bancorp, Inc.
Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of September 30, 2024, the Company had total assets of approximately $7.75 billion, and its Wealth Management Group had assets under administration of approximately $4.27 billion. The Company provides a full range of commercial and consumer banking products and services and business equipment financing, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.
Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP.
These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Earnings Available to Common Shareholders,” “Adjusted Diluted Earnings Per Common Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre-Tax, Pre-Provision Earnings,” “Adjusted Pre-Tax, Pre-Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share,” “Tangible Book Value Per Share excluding Accumulated Other Comprehensive Income,” and “Return on Average Tangible Common Equity.” The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, the measures in this press release may not be comparable to other similarly titled measures as presented by other companies.
Forward-Looking Statements
Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, the impact of inflation, increased deposit volatility and potential regulatory developments; changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; changes to U.S. tax laws, regulations and guidance; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
CONTACTS:
Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321
Eric T. Lemke, Chief Financial Officer, at elemke@midlandsb.com or (217) 342-7321
Douglas J. Tucker, SVP and Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	As of and for the Three Months Ended			As of and for the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(dollars in thousands, except per share data)	2024	2024	2023	2024	2023
Earnings Summary
Net interest income	$54,950	$55,052	$58,596	$165,922	$177,940
Provision for credit losses	5,000	16,800	5,168	35,800	14,182
Noninterest income	19,339	17,656	11,545	58,182	46,077
Noninterest expense	46,733	47,479	42,038	139,079	129,414
Income before income taxes	22,556	8,429	22,935	49,225	80,421
Income taxes	4,080	1,679	11,533	10,114	25,672
Net income	18,476	6,750	11,402	39,111	54,749
Preferred dividends	2,229	2,228	2,229	6,685	6,685
Net income available to common shareholders	$16,247	$4,522	$9,173	$32,426	$48,064

Diluted earnings per common share	$0.74	$0.20	$0.41	$1.47	$2.14
Weighted average common shares outstanding - diluted	21,678,242	21,734,849	21,977,196	21,732,093	22,223,986
Return on average assets	0.95%	0.35%	0.57%	0.67%	0.93%
Return on average shareholders' equity	9.24%	3.46%	5.86%	6.62%	9.48%
Return on average tangible common equity (1)	12.69%	3.66%	7.56%	8.62%	13.37%
Net interest margin	3.10%	3.12%	3.20%	3.13%	3.27%
Efficiency ratio (1)	62.76%	65.16%	55.82%	61.91%	56.15%

Adjusted Earnings Performance Summary (1)
Adjusted earnings available to common shareholders	$16,223	$4,511	$17,278	$32,391	$56,783
Adjusted diluted earnings per common share	$0.74	$0.20	$0.78	$1.47	$2.53
Adjusted return on average assets	0.95%	0.35%	0.98%	0.67%	1.07%
Adjusted return on average shareholders' equity	9.23%	3.46%	10.03%	6.61%	10.99%
Adjusted return on average tangible common equity	12.67%	3.65%	14.24%	8.61%	15.80%
Adjusted pre-tax, pre-provision earnings	$27,523	$25,214	$33,064	$84,977	$100,405
Adjusted pre-tax, pre-provision return on average assets	1.42%	1.30%	1.66%	1.46%	1.70%

Market Data
Book value per share at period end	$33.08	$31.59	$29.96
Tangible book value per share at period end (1)	$24.90	$23.36	$21.67
Tangible book value per share excluding accumulated other comprehensive income at period end (1)	$27.74	$27.22	$26.35
Market price at period end	$22.38	$22.65	$20.54
Common shares outstanding at period end	21,393,905	21,377,215	21,594,546

Capital
Total capital to risk-weighted assets	13.98%	13.83%	12.76%
Tier 1 capital to risk-weighted assets	11.65%	11.23%	10.53%
Common equity tier 1capital to risk-weighted assets	9.00%	8.64%	8.07%
Tier 1 leverage ratio	10.10%	9.84%	9.59%
Tangible common equity to tangible assets (1)	7.03%	6.59%	6.01%

Wealth Management
Trust assets under administration	$4,268,539	$3,996,175	$3,501,225
(1) Non-GAAP financial measures. Refer to pages 14 - 16 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2024	2024	2024	2023	2023
Assets
Cash and cash equivalents	$121,873	$124,646	$167,316	$135,061	$132,132
Investment securities	1,216,795	1,099,654	1,044,900	920,396	839,344
Loans	5,748,819	5,851,994	5,958,462	6,131,079	6,280,883
Allowance for credit losses on loans	(85,804)	(92,183)	(78,057)	(68,502)	(66,669)
Total loans, net	5,663,015	5,759,811	5,880,405	6,062,577	6,214,214
Loans held for sale	8,001	5,555	5,043	3,811	6,089
Premises and equipment, net	84,672	83,040	81,831	82,814	82,741
Other real estate owned	8,646	8,304	8,920	9,112	480
Loan servicing rights, at lower of cost or fair value	18,400	18,902	19,577	20,253	20,933
Goodwill	161,904	161,904	161,904	161,904	161,904
Other intangible assets, net	13,052	14,003	15,019	16,108	17,238
Company-owned life insurance	209,193	207,211	205,286	203,485	201,750
Other assets	245,932	274,244	241,608	251,347	292,460
Total assets	$7,751,483	$7,757,274	$7,831,809	$7,866,868	$7,969,285

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$1,050,617	$1,108,521	$1,212,382	$1,145,395	$1,154,515
Interest-bearing deposits	5,206,219	5,009,502	5,111,602	5,164,134	5,250,487
Total deposits	6,256,836	6,118,023	6,323,984	6,309,529	6,405,002
Short-term borrowings	13,849	7,208	214,446	34,865	17,998
FHLB advances and other borrowings	425,000	600,000	255,000	476,000	538,000
Subordinated debt	82,744	91,656	93,617	93,546	93,475
Trust preferred debentures	51,058	50,921	50,790	50,616	50,457
Other liabilities	103,737	103,694	102,966	110,459	106,743
Total liabilities	6,933,224	6,971,502	7,040,803	7,075,015	7,211,675
Total shareholders’ equity	818,259	785,772	791,006	791,853	757,610
Total liabilities and shareholders’ equity	$7,751,483	$7,757,274	$7,831,809	$7,866,868	$7,969,285

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(in thousands, except per share data)	2024	2024	2023	2024	2023
Net interest income:
Interest income	$104,834	$103,295	$103,585	$309,804	$299,615
Interest expense	49,884	48,243	44,989	143,882	121,675
Net interest income	54,950	55,052	58,596	165,922	177,940
Provision for credit losses on loans	5,000	17,000	5,168	36,000	14,182
Provision for credit losses on unfunded commitments	—	(200)	—	(200)	—
Total provision for credit losses	5,000	16,800	5,168	35,800	14,182
Net interest income after provision for credit losses	49,950	38,252	53,428	130,122	163,758
Noninterest income:
Wealth management revenue	7,104	6,801	6,288	21,037	18,968
Service charges on deposit accounts	3,411	3,121	3,149	9,648	8,744
Interchange revenue	3,506	3,563	3,609	10,427	10,717
Residential mortgage banking revenue	697	557	507	1,781	1,452
Income on company-owned life insurance	1,982	1,925	918	5,708	2,685
Loss on sales of investment securities, net	(44)	(152)	(4,961)	(196)	(6,478)
Other income	2,683	1,841	2,035	9,777	9,989
Total noninterest income	19,339	17,656	11,545	58,182	46,077
Noninterest expense:
Salaries and employee benefits	24,382	22,872	22,307	71,356	69,407
Occupancy and equipment	4,393	3,964	3,730	12,499	12,052
Data processing	6,955	7,205	6,468	20,882	19,323
Professional services	1,744	2,243	1,554	6,242	4,977
Amortization of intangible assets	951	1,016	1,129	3,056	3,628
FDIC insurance	1,402	1,219	1,107	3,895	3,632
Other expense	6,906	8,960	5,743	21,149	16,395
Total noninterest expense	46,733	47,479	42,038	139,079	129,414
Income before income taxes	22,556	8,429	22,935	49,225	80,421
Income taxes	4,080	1,679	11,533	10,114	25,672
Net income	18,476	6,750	11,402	39,111	54,749
Preferred stock dividends	2,229	2,228	2,229	6,685	6,685
Net income available to common shareholders	$16,247	$4,522	$9,173	$32,426	$48,064

Basic earnings per common share	$0.74	$0.20	$0.41	$1.47	$2.14
Diluted earnings per common share	$0.74	$0.20	$0.41	$1.47	$2.14

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(dollars in thousands, except per share data)	2024	2024	2023	2024	2023
Income before income taxes - GAAP	$22,556	$8,429	$22,935	$49,225	$80,421
Adjustments to noninterest income:
Loss on sales of investment securities, net	44	152	4,961	196	6,478
(Gain) on repurchase of subordinated debt	(77)	(167)	—	(244)	(676)
Total adjustments to noninterest income	(33)	(15)	4,961	(48)	5,802
Adjusted earnings pre tax - non-GAAP	22,523	8,414	27,896	49,177	86,223
Adjusted earnings tax	4,071	1,675	8,389	10,101	22,755
Adjusted earnings - non-GAAP	18,452	6,739	19,507	39,076	63,468
Preferred stock dividends	2,229	2,228	2,229	6,685	6,685
Adjusted earnings available to common shareholders	$16,223	$4,511	$17,278	$32,391	$56,783
Adjusted diluted earnings per common share	$0.74	$0.20	$0.78	$1.47	$2.53
Adjusted return on average assets	0.95%	0.35%	0.98%	0.67%	1.07%
Adjusted return on average shareholders' equity	9.23%	3.46%	10.03%	6.61%	10.99%
Adjusted return on average tangible common equity	12.67%	3.65%	14.24%	8.61%	15.80%

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(dollars in thousands)	2024	2024	2023	2024	2023
Adjusted earnings pre tax - non-GAAP	$22,523	$8,414	$27,896	$49,177	$86,223
Provision for credit losses	5,000	16,800	5,168	35,800	14,182
Adjusted pre-tax, pre-provision earnings - non-GAAP	$27,523	$25,214	$33,064	$84,977	$100,405
Adjusted pre-tax, pre-provision return on average assets	1.42%	1.30%	1.66%	1.46%	1.70%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Efficiency Ratio Reconciliation

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(dollars in thousands)	2024	2024	2023	2024	2023
Noninterest expense - GAAP	$46,733	$47,479	$42,038	$139,079	$129,414

Net interest income - GAAP	$54,950	$55,052	$58,596	$165,922	$177,940
Effect of tax-exempt income	205	170	205	589	644
Adjusted net interest income	55,155	55,222	58,801	166,511	178,584

Noninterest income - GAAP	19,339	17,656	11,545	58,182	46,077
Loss on sales of investment securities, net	44	152	4,961	196	6,478
(Gain) on repurchase of subordinated debt	(77)	(167)	—	(244)	(676)
Adjusted noninterest income	19,306	17,641	16,506	58,134	51,879

Adjusted total revenue	$74,461	$72,863	$75,307	$224,645	$230,463

Efficiency ratio	62.76%	65.16%	55.82%	61.91%	56.15%

Return on Average Tangible Common Equity (ROATCE)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(dollars in thousands)	2024	2024	2023	2024	2023
Net income available to common shareholders	$16,247	$4,522	$9,173	$32,426	$48,064

Average total shareholders' equity—GAAP	$795,322	$783,846	$771,625	$789,712	$771,883
Adjustments:
Preferred Stock	(110,548)	(110,548)	(110,548)	(110,548)	(110,548)
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(13,506)	(14,483)	(17,782)	(14,501)	(18,959)
Average tangible common equity	$509,364	$496,911	$481,391	$502,759	$480,472
ROATCE	12.69%	3.66%	7.56%	8.62%	13.37%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except per share data)	2024	2024	2024	2023	2023
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$818,259	$785,772	$791,006	$791,853	$757,610
Adjustments:
Preferred Stock	(110,548)	(110,548)	(110,548)	(110,548)	(110,548)
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(13,052)	(14,003)	(15,019)	(16,108)	(17,238)
Tangible common equity	532,755	499,317	503,535	503,293	467,920

Less: Accumulated other comprehensive loss (AOCI)	(60,640)	(82,581)	(81,419)	(76,753)	(101,181)
Tangible common equity excluding AOCI	$593,395	$581,898	$584,954	$580,046	$569,101

Total Assets to Tangible Assets:
Total assets—GAAP	$7,751,483	$7,757,274	$7,831,809	$7,866,868	$7,969,285
Adjustments:
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(13,052)	(14,003)	(15,019)	(16,108)	(17,238)
Tangible assets	$7,576,527	$7,581,367	$7,654,886	$7,688,856	$7,790,143

Common Shares Outstanding	21,393,905	21,377,215	21,485,231	21,551,402	21,594,546

Tangible Common Equity to Tangible Assets	7.03%	6.59%	6.58%	6.55%	6.01%
Tangible Book Value Per Share	$24.90	$23.36	$23.44	$23.35	$21.67
Tangible Book Value Per Share, excluding AOCI	$27.74	$27.22	$27.23	$26.91	$26.35